EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into as of this 15th day of June 1999 by and between HERC Products Inc., a Delaware corporation (the "Corporation") and S. STEVEN CARL ("Executive").

A. The Corporation has employed Executive as its President and Chief Executive Officer and wishes to continue to employ Executive in such capacities.
B. Executive is willing to be employed by the Corporation on the terms and conditions set forth below.

The Corporation and Executive agree as follows:

1.   EMPLOYMENT.

          (a) The Corporation will employ Executive as its President and Chief Executive Officer. Executive will also serve in such other capacities, as the Board of Directors of the Corporation shall reasonably deem necessary. Executive will perform such duties as may be required of him by the Corporation under and subject to the instruction, direction and control of the Board of Directors of the Corporation.
          (b) The Corporation will use its best efforts to elect Executive as a director of the Corporation during the term of this Agreement.

2.   DEVOTION TO EMPLOYMENT.

     Executive accepts employment with the Corporation on the terms and conditions of this Agreement, and will devote all of his business time and effort to perform his duties on behalf of the Corporation in his position as set forth in Section 1, provided, however, that nothing herein shall be construed to prevent Executive from making and supervising personal investments. During the term of this Agreement, Executive shall not be actively engaged in any other business activity which will in any way impair his ability to properly meet his obligations to the Corporation or represent any activity competitive with the Corporation or detrimental to its business. Executive agrees to comply with the reasonable policies, standards and regulations of the Corporation from time to time established.

3.   COMPENSATION AND BENEFITS.

     The Corporation agrees to pay Executive compensation for his services as follows:

     3.1  BASE SALARY.

          The Corporation will pay Executive an annual base salary, subject to withholding taxes and other normal payroll deductions, at the rate of $115,500 per year with annual increases of 15% per year for the term of this agreement.

     3.2  BONUSES.

          In addition to Executive's salary, Executive shall be paid a bonus equal to the percentage specified below of the Corporation's annual
          EBITDA,   not  including   extraordinary   accounting  events  or  any
          accounting impact from discontinued operations, during each of the periods specified below during which this Agreement is in effect. Any bonus earned pursuant to the preceding sentence shall be paid to Executive in cash or stock of the Company within 30 days after the amount thereof has been determined by HERC's independent auditors. If
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          the  Executive  is paid in stock the closing bid price for December 31 of the year within which the bonus is due shall be used for the calculation of the amount of stock. Executive may also receive such other bonuses and increases in Base Salary, if any, as may be awarded to him from time to time by the Corporation's Board of Directors:

                       Period                            Percentage
                       ------                            ----------
                       1/l/99 - 12/31/99                    7.5%
                       1/1/2000 - 12/31/2000                7.5%

          If the Company achieves its EBITDA, as projected in the approved budget for the year, the Executive shall be provided an additional incentive bonus of 25,000 shares of stock in the Company for each year the budgeted EBITDA is achieved.

     3.3  BENEFITS.

          Executive shall be entitled to such medical, dental, disability, life insurance and other benefits and perquisites, if any, no less favorable than such as are afforded to other senior executives of the Corporation, subject to applicable waiting periods and other conditions. Medical, dental and other health insurance shall also provide coverage for Executive's spouse and dependent children, if any. Executive shall be entitled to three weeks of vacation in each employment year and to a reasonable number of other days off for religious and personal reasons.

     3.4  BUSINESS EXPENSES.

          The Corporation will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Corporation against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

     3.5  AUTO ALLOWANCE.

          The Corporation shall either, at the Corporation's option, pay Executive the sum of $500 per month as an automobile allowance for business use or provide Executive with a suitable automobile for business use at the expense of the Corporation.

4.   STOCK GRANTS.

     In consideration of Executive's employment hereunder, H.E.R.C. Products Incorporated will grant Executive 50,000 shares of H.E.R.C.'s Restricted Common Stock. Such stock to have the terms set forth in Schedule A annexed hereto.

5.   TERM.

     The term of this Agreement shall commence as of the date thereof, and shall continue for a term of two (2) years, unless sooner terminated as provided herein. This agreement is subject to automatic renewal under the terms hereof for one year periods provided, however, that on or before six (6) months prior to the termination date under paragraph 5 hereof, upon written notice provided to the Executive by the Company or to the Company by the Executive, the terms of this Agreement shall be renegotioated between Executive and Company or written notice of intent to terminate this
     Agreement shall otherwise be given on such date. If the agreement is automatically renewed for any one year term the salary per paragraph 3.1 shall remain the same as the second year of this agreement unless adjusted by the Board.

6.   TERMINATION.

     This Agreement shall terminate prior to the end of its term: (a) upon the death of Executive, or (b) if Executive fails, because of illness or incapacity, to render the services contemplated by this Agreement for a period of six consecutive months. The Corporation may terminate this Agreement prior to the end of its term for cause, upon notice to Executive by the Corporation. As used herein, "cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board of Directors of the Corporation which are of a material nature and consistent with his status as Chairman of the Board, President and Chief Executive Officer, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder, or a breach of any of Executive's fiduciary duties to the Corporation; (b) fraudulent or dishonest action by Executive in his relations with the Corporation or any of its Affiliates, or with any customer or business contact of the Company or any of its Affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (c) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no
     "cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) above unless the Company shall have given written notice to Executive specifying the "cause" with reasonable particularity and, within five business days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such of cause.

7.   RESIGNATION AS DIRECTOR.

     If, for any reason, (a) Executive terminates his employment with the Corporation, or (b) the Corporation terminates Executive's employment under the terms of this Agreement, or (c) this Agreement expires without being renewed or extended, then Executive will resign as a director, effective upon the occurrence of such termination or expiration, whichever is applicable.

8.   PROTECTION OF CONFIDENTIAL INFORMATION; NON-COMPETITION.

     8.1  CONFIDENTIAL INFORMATION.

     Executive warrants that he is not subject to any restriction on his executing and performing this Agreement, and acknowledges that:

     (a) As a result of his employment by the Corporation, Executive has obtained and will obtain secret and confidential information concerning the business of the Corporation and its Affiliates, including, without limitation, financial information, patents and other proprietary rights, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

     (b) The Corporation and its Affiliates will suffer substantial damage, which will be difficult to compute if, during the period of his employment with the Corporation or thereafter, Executive should divulge Confidential Information or, thereafter, Executive should enter a business competitive with those of the Corporation.

     (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Corporation and its Affiliates.

     8.2  MAINTAIN CONFIDENTIALITY.

     Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Corporation or any of its Affiliates, except (a) in the course of performing his duties hereunder, (b) with the Corporation's express written consent; (c) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (d) where required to be disclosed by court order subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (d) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Corporation and, at the Corporation's expense, Executive shall:
     (i) take all reasonably necessary steps required by the Corporation to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit the Corporation to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     8.3  RECORDS.

     Upon termination of his employment with the Corporation, Executive will promptly deliver to the Corporation all original memoranda, notes, records, reports, manuals, drawings, blueprints, formula and other documents relating to the business of the Corporation and its Affiliates and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Corporation.

     8.4  NON-COMPETE.

     During the term of this Agreement and the eighteen-month period following the termination of Executive's employment with the Corporation under the terms of this Agreement, Executive, without the prior written permission of the Corporation, shall not, anywhere in the United States of America, directly or indirectly, (a) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (b) engage in any Competitive Business for his own account; (c) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (d) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Corporation in the six-month period prior to the termination of Executive's employment; or (e) solicit, interfere with, or endeavor to entice away from the Corporation, for the benefit of a Competitive Business, any of its customers or other persons with whom the Corporation has a contractual relationship. However, nothing in this Agreement shall preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

     8.5  INJUNCTIVE RELIEF.

     If Executive breaches, or threatens to breach, any of the provisions of Sections 8.2, 8.3 or 8.4, the Corporation shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Corporation are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy in the Corporation.

     8.6  MODIFICATION OF SCOPE.

     If any provision of Section 8.2 or 8.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

9.   DEFINITIONS. AS USED IN THIS AGREEMENT:

     9.1. "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Corporation.

     9.2. "Competitive Business" shall mean a business which is directly competitive with any business engaged in by the Corporation or any Affiliate of the Corporation.

10.  NOTICES.

     All notices provided for by this Agreement shall be made in writing and shall be deemed given when (a) personally delivered to the party entitled to receive it: (b) transmitted by electronic means; or (c) mailed first class mail, by certified mail, return receipt requested, addressed to the person entitled to it at the address set forth below (or at such other address as may have been designated by written notice). The notice shall be deemed to be received on the date of its actual delivery or electronic transmission to the party entitled thereto, or three days after mailing. If sent to the Corporation, notices shall be delivered to:

          HERC Products Incorporated
          2215 West Melinda Lane, Suite A
          Phoenix, Arizona 85027
          Attention: Chairman of the Board of Directors Compensation Committee
          Telecopier: (623) 233-1107

     and, if sent to Executive, notices shall be delivered to:

          S. Steven Carl
          c/o HERC Products Incorporated
          2215 West Melinda Lane, Suite A
          Phoenix, Arizona 85027
          Telecopier: (623) 233-1107

          Marked "Personal and Confidential"

11.  ASSIGNMENT.

     The rights and benefits of the Corporation under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by, its successors and assigns. Executive may not assign this Agreement, but it shall inure to the benefit of and be binding upon his heirs and legal representatives.

12.  ARBITRATION.

     In the event of any dispute between the parties as to the interpretation of any of the terms and provisions of this agreement, the matter shall be submitted to arbitration in the following manner:

     Either party shall serve written notice upon the other party that they desire to submit the dispute to arbitration and within fifteen (15) days of the date of any such written notice each party shall appoint an arbitrator within ten (10) days thereafter the two arbitrators so selected shall appoint a third. In the event either party shall fail to appoint an arbitrator within such fifteen-day period or if the two arbitrators so appointed shall fail to select a third within such ten-day period, then a judge of the Superior Court of Maricopa County, Arizona, or such other court as may have jurisdiction thereover shall appoint such arbitrator. The three arbitrators shall determine the controversy in accordance with the Rules of the American Arbitration Association and a decision of the majority of the arbitrators shall bind and be conclusive upon the parties. The parties shall pay the expense of arbitration in the manner determined by the arbitrators and judgment upon the award rendered by the arbitrators may, if permissible, be entered in any court having jurisdiction.

13.  MISCELLANEOUS.

     13.1 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     13.2 WAIVER.

          No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waiver.

     13.3 SEVERABILITY.

          All agreements, provisions, representations, warranties and covenants contained herein are severable, and in the event that any one or more of them shall be held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby, and this Agreement shall be interpreted as if such invalid, illegal or unenforceable agreements, provisions or covenants were not contained herein.

     13.4 ENTIRE AGREEMENT.

          This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto provided, and supersedes all prior understandings or agreements, whether oral or in writing.

The parties have executed this Agreement the day and year first above written.

HERC Products Incorporated

By: _______________________________     S. Steven Carl: ________________________

Signature: ________________________

Title: ____________________________

                                   SCHEDULE A

                              TERMS OF STOCK GRANT

1.   Shares granted price is the closing bid price on June 15, 1999

2.   Shares will vest over 2 years on the following schedule:

                    Shares:                           Vesting Date:
                    -------                           -------------
                 25,000 shares                          6/l5/99
                 25,000 shares                          6/15/2000

3. In the event HERC is acquired by another company all stock becomes immediately vested.

4. In the event HERC issues stock in a public or private placement the shares will be adjusted in proportion to the new stock issued (Anti-dilutive clause).